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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-132551, 333-133481 and 333-146376) and on Form S-3 (File Nos. 333-142361 and 333-145885) of EXCO Resources, Inc. and its subsidiaries (Predecessor Company) of our report dated May 15, 2006 except as to Note 20, for which the date is February 28, 2008, relating to the consolidated financial statements of EXCO Resources, Inc. which appear in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
February 28, 2008

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  Exhibit 23.2